Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of Schedule 13D/A, to which this Exhibit 1 is attached (including amendments thereto) with respect to certain shares of common stock of One Stop Systems, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such filing.

This Joint Filing Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: October 24, 2023	HORTON CAPITAL PARTNERS FUND, LP

	By:	Horton Capital Partners, LLC, its General Partner

	By:	/s/ Joseph M. Manko, Jr.
	Name:	Joseph M. Manko, Jr.
	Title:	Managing Member

HORTON CAPITAL PARTNERS, LLC

By:	/s/ Joseph M. Manko, Jr.
Name:	Joseph M. Manko, Jr.
Title:	Managing Member

HORTON CAPITAL MANAGEMENT, LLC

By:	/s/ Joseph M. Manko, Jr.
Name:	Joseph M. Manko, Jr.
Title:	Managing Member

/s/ Joseph M. Manko, Jr.
JOSEPH M. MANKO, JR.